UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 13, 2020

TPG RE FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38156	36-4796967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of principal executive offices) (Zip code)

(212) 601-7400

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRTX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2020, the board of directors (the “Board”) of TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”), increased the size of the Board from seven directors to eight directors and appointed Todd S. Schuster to fill the vacancy resulting from the increase in the size of the Board described above. PE Holder, L.L.C. (“PE Holder”), an affiliate of Starwood Capital Group Global II, L.P., designated Mr. Schuster for appointment to the Board subject to the terms and conditions set forth in the Investment Agreement, dated as of May 28, 2020, by and between the Company and PE Holder. Mr. Schuster will serve on the Board’s compensation committee.

From May 2012 to September 2015, Mr. Schuster served in various capacities with Ares Management, a $140 billion alternative manager. From May 2012 through May 2013, Mr. Schuster served as an independent board member and audit committee member of Ares Commercial Real Estate (NYSE: ACRE), a publicly held, externally managed, commercial mortgage REIT. In June 2013, Mr. Schuster joined Ares as a Senior Partner in the firm’s real estate group and remained until September 2015. Concurrently, while at Ares, Mr. Schuster was named CEO of ACRE and remained on the board during that time. Additionally, during his tenure at Ares, Mr. Schuster raised and invested the company’s first private vehicle in the commercial real estate credit space, restructured the group resulting in a meaningful enhancement of the group’s efficiency and quality controls, and increased ACRE’s earnings per share by 67% through deft capital management and a strategic acquisition. Mr. Schuster also served on the Ares twelve-member Executive Committee, as well as on the Investment Committee for all Ares sponsored real estate debt and equity vehicles in the US and Europe/UK. Prior to joining Ares, Mr. Schuster was the Founder, Chief Executive Officer and Principal of CW Financial Services from its inception in 1992 until 2009. During this time, Mr. Schuster built and led CW Financial Services which was comprised of 400 employees throughout three subsidiaries: CWCapital, its financing vehicle, CWCapital Investments, a registered investment advisor managing approximately $10 billion of assets, and CWCapital Asset Management, one of the nation’s largest special servicers and named on CMBS pools, CDOs, CLOs and investment funds with more than $175 billion of underlying collateral. Prior to founding CW Financial Services, Mr. Schuster served in a variety of positions within the commercial mortgage finance units of Salomon Brothers and Bankers Trust each in New York City. Mr. Schuster graduated with a B.A. from Tufts University.

For Mr. Schuster’s service as a non-management director, Mr. Schuster will be compensated in accordance with the director compensation policy for non-management directors described in the Company’s definitive proxy statement filed with the SEC on May 15, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE FINANCE TRUST, INC.

By:	/s/ Robert Foley
Robert Foley
Chief Financial and Risk Officer

Dated: July 13, 2020